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                                                                    Exhibit 23.2


                          CONSENT OF INDEPENDENT
                            PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1999, except for Note 13, which is as of May 19, 2000, included in 5B Technologies Corporation's Form 10-K and Form 8-K, respectively, for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                 /s/ ARTHUR ANDERSEN LLP


Melville, New York
July 6, 2000